Exhibit 5.1

  Mark B. Weeks

+1 650 843 5011

mweeks@cooley.com

October 31, 2018

AirXpanders, Inc.

3047 Orchard Parkway

San Jose, CA 95134

Ladies and Gentlemen:

We have acted as counsel to AirXpanders, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-1 ( the “Registration Statement”) with the Securities and Exchange Commission, including a prospectus that forms a part of the Registration Statement (the “Prospectus”), covering the registration for resale of 20,441,183 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), as held by the selling stockholder identified in the Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation and Bylaws, each as currently in effect and in effect at the time of the issuance of the Shares, and (c) originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters. We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies thereof; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued, and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

[Signature Page Follows]

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130
t: (650) 843-5000  f: (650) 849-7400  cooley.com

Sincerely,

Cooley LLP

By: /s/ Mark B. Weeks

Mark B. Weeks

Cooley LLP   3175 Hanover Street   Palo Alto, CA   94304-1130
t: (650) 843-5000  f: (650) 849-7400  cooley.com